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                                                                       Exhibit 5
                             SOMMER & SCHNEIDER LLP
                         595 STEWART AVENUE, SUITE 710
                          GARDEN CITY, NEW YORK 11530
                                  ------------

Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211


                    Combined Opinion and Consent of Counsel
                    ---------------------------------------

                                                March 16, 2001

Board of Directors
Weststar Environmental, Inc.
9000 Regency Square Boulevard, Suite 202
Jacksonville, FL  32211

Gentlemen:

         In our capacity as securities counsel to Weststar Environmental, Inc., a Florida corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2, Registration
No. 333-43356, being filed contemporaneously herewith, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) the proposed issuance by the Company of 920,000 units (the "Units") consisting of an aggregate of 920,000 shares (the "Company Shares") of the Company's common stock, $.001 par value (the "Common Stock") and 920,000 redeemable common stock purchase warrants (the "Company Warrants"); and the issuance to Mercer Partners, Inc. of warrants (the "Underwriter's Warrants") to purchase 80,000 Units, consisting of 80,000 shares of Common Stock and 80,000 common stock purchase warrants (the "Underwriter's Securities"). The Company Warrants and the Underwriter's Warrants are collectively referred to as the "Warrants". This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601 of Regulation S-B in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined the Articles of Incorporation, and all amendments thereto, the Bylaws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Units and the Underwriter's Securities and such other instruments and documents as we have deemed relevant under the circumstances.

         In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to me, and the conformity with the original documents of all documents submitted to me as certified, telecopies, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is duly organized under its Articles of Incorporation and is validly existing and in good standing under the laws of its jurisdiction of organization.

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Board of Directors
Weststar Environmental, Inc.
March 16, 2001
Page 2


         2. The Company has all requisite power and authority to issue, sell and deliver the Units and the Underwriter's Securities in accordance with and upon the terms and conditions set forth in the prospectus which forms a part of the registration statement (the "Prospectus"); and all action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Units and Underwriter's Securities have been validly and sufficiently taken. The Warrants, when issued and paid for, will constitute binding obligations of the Company. The outstanding shares of the Company's common stock have been, and the Company Shares (including the shares of Common Stock issuable upon the exercise of the Warrants and the Underwriter's Securities) to be issued, upon issuance and delivery and payment therefore in the manner described in the Prospectus or Underwriter's warrant as the case may be, will be, duly authorized, validly issued, fully paid and non-assessable. There are no pre-emptive or other rights to subscribe for or to purchase, or, except as set forth in the Prospectus, any restriction upon the voting or transfer of, any Shares pursuant to the Certificate of Incorporation and the Bylaws; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Prospectus give rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares.

         The foregoing opinions are based on and are limited to the laws under which the Company is organized and the relevant laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name in "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                Very truly yours,

                                                SOMMER & SCHNEIDER LLP

                                                /s/ Joel C. Schneider
                                                --------------------------------
                                                Joel C. Schneider for the Firm

JCS/md